                     Exhibit 99.1 - Joint Filer Information

Designated Filer:  Forest Laboratories, Inc.
Issuer & Ticker Symbol:  Clinical Data, Inc. (CLDA)
Date of Event Requiring Statement:  February 22, 2011

Joint Filers:

1.       Name:        FL Holding C.V.
         Address:     c/o Forest Laboratories, Inc.
                      909 Third Avenue
                      New York, New York 10022

2.       Name:        FLI International, LLC
         Address:     c/o Forest Laboratories, Inc.
                      909 Third Avenue
                      New York, New York 10022

3.       Name:        Magnolia Acquisition Corp.
         Address:     c/o Forest Laboratories, Inc.
                      909 Third Avenue
                      New York, New York 10022